POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, THAT THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS MARY HAM, VICE PRESIDENT, CORPORATE SECRETARY AND GENERAL COUNSEL OF THE STEAK N SHAKE COMPANY AND DAVID MILNE, ASSOCIATE COUNSEL AND ASSISTANT CORPORATE SECRETARY, OR EITHER OF THEM, WITH FULL POWER OF SUBSTITUTION, THE UNDERSIGNED’S TRUE AND LAWFUL ATTORNEY-IN-FACT TO:

(1) execute and electronically file for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of The Steak n Shake Company (the "Company"), Forms 3, 4, 5 and 144, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, and any amendments thereto, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of September, 2003.

Witness: /s/ David C. Milne	Signature: Doug Willard

Print name: David C. Milne	Print name: Doug Willard